SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2004

Alloy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26023	04-3310676

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 West 26th Street, 11th Floor, New York, New York		10001

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 244-4307

Item 5. Other Events.
SIGNATURES
EX-99.1: MEMORANDUM OF UNDERSTANDING
EX-99.2: LETTER AGREEMENT

Item 5. Other Events.

On June 28, 2004, Alloy, Inc. (“Alloy”) reached a tentative settlement in the putative class action entitled In Re Alloy, Inc. Securities Litigation, 03 CV 1597 (WHP) that was filed against Alloy and certain of its directors in the United States District Court for the Southern District of New York in March, 2003. The settlement, if approved by the court after notice to the class members and a hearing, is in an amount that is covered by Alloy’s applicable directors and officers insurance policies (the “D&O Insurance”). A copy of the Memorandum of Understanding relating to the proposed settlement is attached as Exhibit 99.1

Also on June 28, 2004, Alloy reached a tentative settlement in the related derivative action entitled Yeung Chan v. Diamond, et al., 03 Civ. 8494 (S.D.N.Y.) (WHP) that was filed in the United States District Court for the Southern District of New York against the then directors of Alloy in October, 2003. That tentative settlement does not require the Company to make any payment except to the extent legal fees are awarded to plaintiff’s counsel by the court. Alloy expects such fees, if any, should be covered by the D&O Insurance. A copy of the letter agreement relating to the proposed settlement is attached as Exhibit 99.2

Exhibit
Number	Description
99.1	Memorandum of Understading relating to the proposed settlement of the action styled In Re Alloy, Inc. Securities Litigation.
99.2	Letter agreement relating to the proposed settlement of the action styled Yeung Chan v. Diamond, et al.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOY, INC. (Registrant)
Date: June 30, 2004	/s/ Samuel A. Gradess
Samuel A. Gradess, Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description
99.1	Memorandum of Understading relating to the proposed settlement of the action styled In Re Alloy, Inc. Securities Litigation.
99.2	Letter agreement relating to the proposed settlement of the action styled Yeung Chan v. Diamond, et al.

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